UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2014

PAID, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Friberg Parkway Suite 4004 Westborough, Massachusetts Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Mr. Terry Fokas has been elected as a Director of the Company on April 1, 2014 to fill a vacancy newly created by the Board of Directors. Mr. Fokas, 50, is President the President and Chief Executive Officer of Parallel Networks, managing all aspects of the company’s software patent enforcement and licensing activities, including oversight of outside litigation counsel in cases pending in the federal courts in the District of Delaware, Eastern District of Texas and the Court of Appeals for the Federal Circuit. In addition, Mr. Fokas received his bachelors of science in marketing and finance from The State University of New York (SUNY), Empire State College in 1993, his Juris Doctorate cum laude from St. John's University School of Law in 1997 and his Master of Laws (LLM) with merit in banking and finance law from The University of London, The London School of Economics and Political Science in 1999.

Mr. Fokas’s extensive background in patent litigation, enforcement and licensing assisted the Board in reaching the conclusion that Mr. Fokas should serve as Director.

Mr. Fokas is expected to be appointed to the audit committee, but is not a member of any committee at this time. Mr. Fokas shall serve as Director until he resigns, retires or his successor is duly elected. There are no arrangements or understandings between Mr. Fokas and any other person pursuant to which Mr. Fokas was selected as Director.

Mr. Fokas is not related to any other director or executive officer of the Company. Mr. Fokas has not been involved in any transaction during the past two years in which the Company was a participant and the amount involved exceeds $120,000 and in which Mr. Fokas had or would have a direct or indirect material interest.

Mr. Fokas is not a party to or a participant in any material plan, contract or arrangement (whether or not written) that is entered into or any material amendment in connection with a triggering event or entitled to any grant or award under any such plan, contract or arrangement in connection with any such triggering event.

A press release related to this matter, dated April 1, 2014, is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: April 1, 2014	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, CEO

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 1, 2014